Exhibit 10.10

SIXTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Sixth Amendment to Loan and Security Agreement (the “Amendment”) is made and entered into as of June 14, 2017 by and between PACIFIC WESTERN BANK, a California state chartered bank (“Bank”), and LIQUIDIA TECHNOLOGIES, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of January 6, 2016 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)             Borrower is currently in violation of the Gross Remaining Months Cash covenant, as more particularly described in Section 6.10(a) of the Agreement (the “Existing Default”). In addition, Borrower has informed Bank that Borrower expects to continue to violate the Gross Remaining Months Cash covenant until Borrower’s achievement of the Funding Milestone (the “Expected Default”). Bank hereby agrees to forbear from exercising any remedies that it may have against Borrower as a result of the occurrence of the Existing Default or the Expected Default through the earlier of (i) June 30, 2017, or (ii) the date on which any further Event of Default, other than the Expected Default, occurs. Bank’s forbearance is subject to and contingent upon the performance by Borrower of all of the terms of the Agreement after the date of this Amendment, other than with respect to the Expected Default. Bank’s forbearance shall not be deemed a continuing waiver or forbearance with respect to any Event of Default of a similar nature that may occur after the date of this Amendment. Notwithstanding the foregoing, upon Borrower’s achievement of the Funding Milestone identified in Section 6.10(c) of the Agreement (as set forth in this Amendment), Bank shall be deemed to have waived the Existing Default and the Expected Default.

2)             Notwithstanding anything to the contrary in the Agreement (including, without limitation, Section 6.6 of the Agreement), Bank and Borrower hereby agree that Borrower may maintain cash in accounts at UOB Kay Hian in Singapore, which cash represents the proceeds of an initial public offering of Borrower’s equity securities on the Singapore stock exchange (SGX), for up to thirty days after such initial public offering.

3)             Section 6.10 of the Agreement is hereby amended and restated, as follows:

6.10        Financial and Milestone Covenants. Borrower shall maintain and achieve the following financial and milestone covenants:

(a)           Gross Remaining Months Cash. Borrower shall maintain, at all times, Remaining Months Cash of greater than 2.0 to 1.0; provided, however, if Borrower secures a written and executed agreement from investors acceptable to Bank (and, for clarity, existing investors shall be deemed to be acceptable) to fund at Borrower’s demand at least

$10,000,000 in new equity or subordinated debt, then Borrower shall maintain, at all times, Remaining Months Cash of greater than 0.50 to 1.0 for so long as such an agreement is in effect.

(b)           Minimum Cash at Bank. At all times from May 31, 2017 until the date as of which Borrower achieves the Funding Milestone in Section 6.10(c) below, Borrower shall maintain a balance of Cash at Bank of at least $1,100,000, monitored on a daily basis.

(c)           Funding Milestone. Borrower shall receive, after May 31, 2017 but on or before June 30, 2017, Cash proceeds of at least $10,000,000, less reasonable transaction costs not to exceed $380,000, from the sale or issuance of Borrower’s equity or Subordinated Debt securities.

(d)           Clinical Milestone. Borrower shall receive FDA approval for Borrower’s LIQ865 IND by August 31, 2017.

(e)           Setting of Future Covenants. Bank shall set one or more financial or milestone covenants following Borrower’s achievement of the covenant in Section 6.10(d) above, and such covenant(s) shall be added to this Agreement through an amendment.

4)             Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

5)             Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

6)             This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

7)             As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)    this Amendment, duly executed by Borrower;

b)             payment of all Bank Expenses, including Bank’s expenses for the documentation of this Amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrower’s accounts; and

c)              such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

LIQUIDIA TECHNOLOGIES, INC.		PACIFIC WESTERN BANK

By:	/s/ Timothy Albury	By:	/s/ Matthew K. Jacobs
Name:	Timothy Albury	Name:	Matthew K. Jacobs
Title:	CFO	Title:	AVP

[Signature Page to Sixth Amendment to Loan and Security Agreement]